UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

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Exchange Act of 1934

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IGENE BIOTECHNOLOGY, INC.

(Name of Registrant As Specified In Its Charter)

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IGENE BIOTECHNOLOGY, INC.
9110 Red Branch Road
Columbia, Maryland 21045

NOTICE OF STOCKHOLDER ACTION

Dear Stockholder,

NOTICE IS HEREBY GIVEN to you as a stockholder of record of IGENE Biotechnology, Inc. (the “Company”, “we” or “us”) that a Written Consent of Stockholders was executed effective as of November __, 2009, in compliance with Exchange Act Rule 14c-2(b).  As explained in the enclosed Information Statement, holders of a majority of the Company's shares of voting stock have executed a Written Consent of Stockholders (1) electing Michael G. Kimelman, Thomas L. Kempner, Stephen F. Hiu, and Sidney R. Knafel to serve as the directors of the Company, and (2) ratifying the reappointment of McElravy, Kinchen & Associates, P.C. as the Company's independent auditors for fiscal year 2010.

The Stockholders believe it would not be in the best interest of the Company to incur the costs of electing directors at an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.

Stockholders of record of the Company's voting stock at the close of business on November _, 2009 have received. this Notice of Stockholder Action.

By order of the Board of Directors,

/s/   STEPHEN F. HIU
       STEPHEN F. HIU
       President

Dated:    Columbia, Maryland
November _, 2009

IGENE BIOTECHNOLOGY, INC.
9110 RED BRANCH ROAD
COLUMBIA, MARYLAND 21045

INFORMATION STATEMENT DATED NOVEMBER _, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

Calendar year

This document is an Information Statement and is being furnished to shareholders of IGENE Biotechnology, Inc., a Maryland corporation (the “Company”, “we” or “us”), in lieu of a proxy statement pursuant to Rule 14(c) of the Securities Exchange Act of 1934, as amended.

There is being mailed herewith to each stockholder of record our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2008.  The notice, information statement, and Form 10-KSB will be mailed to stockholders of record beginning November __, 2009.  The Company’s website address is www.igene.com.

On the record date, there were 1,518,503,841 and 11,134 shares of our common stock, par value $0.01 (the “Common Stock”) and Series A Preferred Stock (the “Preferred Stock”)(the Common Stock and the Preferred Stock, together, the “Voting Stock”), respectively, outstanding and entitled to vote with respect to all matters to be acted upon at a meeting of stockholders.  Holders of record of our outstanding shares of Common Stock and the Preferred Stock are entitled to vote together as a single class on all matters to be voted on at a meeting.  Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder and each holder of Preferred Stock is entitled to two votes for each share of Preferred Stock held by such holder.

The holders of 68% of the outstanding Voting Stock have executed a Written Consent of Stockholders (the "Written Consent"), with an effective date of November 15, 2009 effecting the following actions: (1) electing Michael G. Kimelman, Thomas L. Kempner, Stephen F. Hiu, and Sidney R. Knafel to serve as the directors of the Company, and (2) ratifying the reappointment of McElravy, Kinchen & Associates, P.C. to serve as the Company's independent auditors for fiscal year 2010.   No other action has been authorized by the Written Consent.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Voting Stock who are entitled to vote on, authorize or consent the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions to be approved pursuant to the Written Consent for purposes of Title II, Section 2-505 of the Corporations and Associations Article of the Maryland Code.

ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 AND THE QUARTERLY REPORT ON FORM 10-QSB FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO SECRETARY, 9110 RED BRANCH ROAD COLUMBIA, MARYLAND 21045.

ELECTION OF DIRECTORS

Pursuant to our bylaws and as permitted by our Articles of Incorporation, the Board has fixed the number of directors at eight.  It was proposed to elect five directors to hold office for a one-year term, until the 2010 annual meeting of stockholders, and until their respective successors are duly elected and qualified.  The Company has recommended fewer nominees for directorships than have been fixed by the Board under our bylaws, as the Board has determined the current nominees are appropriate at this time.  The Board has not yet determined whether to fill such vacancies and may reduce the size of the Board to eliminate one or more of the vacancies.  Each of the persons listed below was nominated for election to our Board and were elected via the Written Consent of the stockholders.  All of the directors listed below presently serve on our Board.  The following table contains certain information with respect to the elected directors:

DIRECTORS

Name	Age	Position with Igene

Michael G. Kimelman	70	Chairman of the Board of Directors1

Thomas L. Kempner	81	Vice Chairman of the Board of Directors2

Stephen F. Hiu	52	Director, President, Chief Technical Officer, and Director of Research and Development

Sidney R. Knafel	78	Director2

1	Member of the audit committee of the Board of Directors.
2	Member of the compensation committee of the Board of Directors.

MICHAEL G. KIMELMAN has served as a director of the Company and as Chairman of the Board of Directors since 1991.  At the time of his election as director and through the present, Mr. Kimelman has been a founder and member of Kimelman & Baird, LLC, an investment advisory firm.  Mr. Kimelman also serves on the board and the executive committee of the Hambletonian Society.

THOMAS L. KEMPNER is Vice Chairman of the Board of Directors and has been a director of the Company since its inception in 1981.  He also has been Chairman and Chief Executive Officer of Loeb Partners Corporation, investment bankers, New York, and its predecessors since 1978.  Mr. Kempner is currently a director of CCC Information Services Group, Inc., Dyax Corporation, Fuel Cell Energy, Inc., Insight Communications Co., Inc., Intermagnetics General Corp. and Intersections, Inc.  He is also a director emeritus of Northwest Airlines, Inc.

STEPHEN F. HIU has served as Chief Technical Officer since 2002, and has served as President and Treasurer of the Company since 1999.  Mr. Hiu has served as a director since 1990 and has been the Company’s Director of Research and Development since 1989 and, prior thereto, was Senior Scientist since he joined the Company in 1985.  Mr. Hiu was a post-doctoral Research Associate at the Virginia Polytechnic Institute and State University,
Blacksburg, Virginia, from January 1984 until December 1985.  Dr. Hiu holds a Ph.D. degree in microbiology from Oregon State University and a B.S. degree in biological sciences from the University of California, Irvine.

SIDNEY R. KNAFEL has served as a director of the Company since 1982.  He has also been Managing Partner of SRK Management Company, a private investment company located in New York City, since 1981 and has served as Chairman of Insight Communications, Inc. since 1985.  Mr. Knafel is also currently a director of General American Investors Company, Inc., as well as a number of private companies.

Committees of the Board of Directors

We have two standing committees of the board of directors, our audit committee and our compensation committee.   We do not have a standing nominating committee.  Since the Board of Directors consists of five persons, each director participates in the consideration of director nominees.  Given the size of the Company and its resources, the Board believes that this is appropriate.   The Company has not adopted a formal process relating to director nominations, nor does it have a formal policy regarding the consideration of any director candidates recommended by stockholders or specific minimum qualifications for director nominees.  The Board believes this is appropriate since any such recommendations may be informally submitted to and considered by the Company’s directors.  Stockholders wishing to communicate with the Board should send their communications addressed to the Board at the principal executive offices of the Company.  The Board periodically reviews the performance of each Board member and concludes whether or not the member should continue in their current capacity.  Since the Company only has a limited number of employees, it has not adopted a code of ethics.

No executive officer or director of the Company has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Set forth below is a description of the functions of each of our standing committees and the members of the board of directors who serve on such committees.

Audit Committee

The responsibilities of the audit committee include recommending to the board of directors the independent certified public accountants to conduct the annual audit of our books and accounts, reviewing the proposed scope of the audit and approving the audit fees to be paid. The audit committee is charged with reviewing, with the independent certified public accountants and with our management, the adequacy and effectiveness of our internal auditing, accounting and financial controls.  Mr. Kimelman served as the sole member of the audit committee throughout 2008.  Mr. Kimelman is not independent as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, based on his ownership percentage of the Company’s securities.  Please see the section of this Information Statement titled “Security Ownership of Certain Beneficial Owners and Management” for more information about Mr. Kimelman’s holdings.  The audit committee charter is attached as Appendix II.  The audit committee held one meeting in fiscal year 2008 to review the Company’s annual audited financial statements and three quarterly unaudited financial statements.

Audit Committee Report

The audit committee has reviewed and discussed the fiscal year 2008 and 2007 audited financial statements with management, and has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, “Communication With Audit Committees” issued by the Auditing Standards Board of the American Institute of Certified Public Accountants (“AICPA”), as modified or supplemented, and has received the written disclosures  and the letter from the independent auditors required by AICPA Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” as modified or supplemented, and has discussed with the independent auditor the auditors’ independence.

Based on the review and discussions referred to in the previous paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008.

Michael G. Kimelman, the sole member of the audit committee.

Compensation Committee

Our compensation committee is responsible for approving the salaries of all of our officers and certain other employees.  It also supervises the administration of all benefit plans and other matters affecting executive compensation, subject to further approval of our board of directors.   The members of the compensation committee during 2008 were Messrs. Thomas L. Kempner and Sidney R. Knafel.  The compensation committee held one meeting during 2008 for the purpose of discussing the Company’s repurchase of the Company’s stock options.  The compensation committee does not have a written charter.  Compensation of executives and directors is at the discretion of the compensation committee.

Director and Committee Independence

Because the Company is not a listed company, it has determined to apply Rule 4200(a)(15) of the Nasdaq Marketplace Rules to determine independence of its directors.  Based on such rule, the Company has determined that none of its directors are independent. Accordingly, the members of the Company’s audit and compensation committees are not independent.

Board of Directors Meetings and Compensation

The board of directors held one meeting in 2008 and was attended by four directors.  Board members are encouraged, but not required, to attend our annual meeting of stockholders.  Four directors attended our last annual meeting held in 2008.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our stockholders have consented to reappoint the accounting firm of McElravy, Kinchen & Associates, P.C. (“McElravy”) as our independent auditors to audit our financial statements for the current fiscal year and has reported on our 2008 financial statements. McElravy has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission.  Our independent auditors are appointed by our Board.

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided for fiscal years 2008 and 2007:

	FY 2008	FY 2007
Audit Fees	$45,000	$47,500
Audit-Related Fees	0	0
Tax Fees	1,500	1,500
All Other Fees	0	0
TOTAL	$46,500	$49,000

Audit services provided by McElravy and Cohn for fiscal years 2007 and 2008, respectively consisted of the audit of the consolidated financial statements and quarterly reviews of financial statements.  “Tax Fees” include charges primarily related to tax return preparation and tax consulting services.  In 2003, the SEC adopted a rule pursuant to the Sarbanes-Oxley Act of 2002 that, except with respect to certain de minimis services discussed below, requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors.  The audit committee reviews and pre-approves audit and non-audit services of the independent auditors in conformity with the requirements of Sarbanes-Oxley.  All of the 2008 and 2007 services described above were pre-approved by the audit committee pursuant to this SEC rule.  A representative of McElravy is expected to be available by phone at the Annual Meeting of Stockholders with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Executive Officers

Our executive officers are listed blow, in addition to Messrs. Hui and Monahan, who are listed above as director nominees.  Our officers serve at the discretion of the Board of Directors and until their respective successors are elected and qualified.

Name	Age	Position with Igene

Edward J. Weisberger	45	Chief Financial Officer

Edward J. Weisberger has served as Chief Financial Officer of the Company since 2001.  He is a CPA with multiple years of financial experience in the public and private sectors with both smaller and Fortune 100 companies.

Executive Compensation

The following tables show the compensation paid or accrued by the Company to each of the three executive officers (the “named executive officers”). Other than the 2001 Stock Incentive Plan and the 401k Retirement Plan, the Company has no profit sharing or incentive compensation plans.

Summary Compensation Table

Name and Principal Position	Year	Salary($)<FN1>	Stock Awards ($)		($)<FN2>	Total
Stephen Hiu	2008	$163,575	$0		$11,189	$174,764
President	2007	153,886	0		6,396	160,282
	2006	142,580	0		6,575	149,155

Patrick Monahan	2008	140,773	0		10,225	150,998
Vice President,	2007	137,914	10,000	<FN3>	5,968	153,882
Secretary and	2006	129,965	0		5,838	135,803
Director of
Manufacturing

Edward Weisberger	2008	145,973	0		9,473	155,446
Chief Financial	2007	132,793	0		5,712	138,505
Officer	2006	125,817	0		5,750	131,567

<FN1>	Gross salary of the named executive officers listed.

<FN2>	Includes annual taxable compensation for health insurance premium and employer match of 401(k).

<FN3>	Includes issuance of 1,000,000 shares of Igene common stock at $.01 per share value based on current stock price in addition to restriction and blockage discounts.

There are no employment agreements or arrangements, written or unwritten, for any of the executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the named executive officers as of December 31, 2008. All options reflected on the table are fully vested.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($/Share)	Option Expiration Date
Stephen Hiu	2,000,000	.05	01/19/2010
	45,000	.065	01/02/2011
	4,800,000	.025	08/13/2012
	5,000,000	.10	06/25/2014

Patrick Monahan	1,317,500	.05	01/19/2010
	2,900,000	.025	08/13/2012
	2,000,000	.10	06/25/2014

Edward Weisberger	2,500,000	.05	12/01/2011
	500,000	.10	06/25/2014
	1,500,000	.027	12/09/2015

Retirement Plans

Effective February 1, 2004, Igene discontinued use of the Simple Retirement Plan and began use of a 401(k) savings/retirement plan, or 401(k) Plan. The 401(k) Plan permits Igene's eligible employees to defer annual compensation, subject to limitations imposed by the Internal Revenue Code. All employees that have been employed for six months are eligible for the plan. The plan permits elective contributions by Igene's eligible employees based under the Internal Revenue Code, which are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Effective January 1, 2004, Igene made an elective contribution, subject to limitations, of 4% of each eligible employee's compensation for each year. For 2008 that amount was increased to 5%. Igene's contributions to the plan for 2008 and 2007 were $42,657 and $28,392, respectively, which is expensed in the statement of operations.

Life Insurance Plans

Igene provides life insurance benefits to its employees that in the event of an employee's death would pay to the employee's beneficiary two times the employee's annual salary, up to $150,000.

Severance Benefit

In cases where a termination of employment is initiated by Igene for economic reasons (e.g. reduction in force, reorganization or position elimination), it is Igene's policy that the terminated employee will receive one week of severance at base pay for each year of service, up to a maximum of 12 weeks.

Compensation of Directors

None of Igene's directors were compensated for their services during fiscal 2008. Directors Hiu and Monahan received compensation in their capacities as officers of Igene, as reported in the Summary Compensation Table above.

Stock Option Plans

Igene currently maintains one stock incentive plan. Igene's 2001 Stock Incentive Plan (the "Plan") succeeded Igene's 1997 Stock Option Plan, which succeeded Igene's 1986 Stock Option Plan, as amended. The Plan was approved by Igene's stockholders on June 12, 2001, and authorized for issuance restricted stock and options to purchase up to 55,000,000 shares of common stock. The number of shares authorized for incentive awards was increased on November 3, 2008, to 300,000,000.

The purpose of the Plan is to further the long-term stability and financial success of Igene by attracting and retaining employees and consultants through the use of stock- based incentives, and to provide non-employee members of the Board of Directors with an additional incentive to promote the success of Igene. It is believed that ownership of Igene common stock will stimulate the efforts of those employees, consultants and non-employee directors upon whose judgment and interests Igene is and will be largely dependent upon the successful conduct of its business. It is also believed that incentive awards granted to employees under this Plan will strengthen their desire to remain employed with Igene and will further the identification of employees' interests with those of Igene.

Options are exercisable at such rates and times as may be fixed by the committee. Options also become exercisable in full upon (i) the holder's retirement on or after his 65th birthday, (ii) the disability or death of the holder, or (iii) under other circumstances as determined by the compensation committee. Options generally terminate on the tenth business day following cessation of service as an employee, director, consultant or independent contractor.

Options may be exercised by payment in full of the option price in cash or by check, or by delivery of previously-owned shares of common stock having a total fair market value on the date of exercise equal to the option price, or by such other methods as permitted by the committee.

The Plan contains anti-dilution provisions in the event of certain corporate transactions.

The Board of Directors may at any time withdraw from, or amend, the Plan and any options not heretofore granted. Stockholder approval is required to (i) increase the number of shares issuable under the Plans, (ii) increase the number of options which may be granted to any individual during a year, (iii) or change the class of persons to whom options may be granted. No options shall be granted under the Plan after April 30, 2011.
Options to acquire 43,372,666 shares of common stock have been granted under the Plan and 40,605,000 options are still outstanding under the Plan as of December 31, 2008. No options or restricted awards were granted during 2008 or 2007.

Security Ownership Of Certain Beneficial Owners And Management And Related Stockholder Matters

The following table sets forth information as of February 18, 2009, with respect to beneficial ownership of shares of Igene's outstanding common stock by (i) each person known to Igene to own or beneficially own more than five percent of its common stock or preferred stock, (ii) each director of Igene, and (iii) each named executive officer, and (iv) all directors and executive officers as a group. On March 24, 2009, there were 1,518,503,841 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 18, 2009, are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise noted, each beneficial owner listed on the table below has sole voting and investment power with respect to his or her shares beneficially owned. No shares of preferred stock are beneficially owned by the persons listed below.

	Common Stock
Name and Address	Number of Shares	Percent (%)

Directors and officers

Stephen F. Hiu	13,721,633<FN1>	0.87
9110 Red Branch Road
Columbia, MD 21045

Thomas L. Kempner	543,901,561<FN2>	34.63
61 Broadway
New York, NY 10006

Michael G. Kimelman	146,982,204<FN3>	9.36
100 Park Avenue
New York, NY 10017

Sidney R. Knafel	532,711,201<FN4>	33.91
810 Seventh Avenue
New York, NY 10019

Patrick F. Monahan	8,993,033<FN5>	0.57
9110 Red Branch Road
Columbia, MD 21045

Edward J. Weisberger	4,570,000<FN6>	0.29
9110 Red Branch Road
Columbia, MD 21045

All Directors and Officers	1,250,879,632<FN7>	79.63
as a Group (6 persons)

Others

Sheila Baird	111,559,750<FN8>	7.10
100 Park Avenue
      New York, NY  10017

<FN1>  Includes 1,876,633 shares held directly or indirectly by Dr. Hiu and 11,845,000 shares  issuable upon exercise of options held by Dr. Hiu that are currently exercisable.

<FN2>   Includes 268,895,202 shares held directly or indirectly  by Mr.  Kempner.   Also  includes (i) 263,800,317 shares held  by  a trust under which Mr. Kempner is one of two trustees and the sole  beneficiary and (ii) 11,206,042 shares held by trusts under which  Mr.  Kempner  is  one  of  two   trustees   and  is  a  one-third  beneficiary.  Mr. Kempner shares voting and investment power with  respect to the shares listed in (i)-(ii) above.

<FN3>   Includes 121,982,204 shares held directly or indirectly  by  Mr. Kimelman, 14,000,000 shares issuable upon exercise of options  that  are  currently  exercisable, and 11,000,000 shares issuable  upon exercise of warrants that are currently exercisable.

<FN4>   Includes 532,711,201 shares held directly or indirectly  by  Mr. Knafel.

<FN5>  Includes 2,775,533 shares held directly or indirectly by Mr.  Monahan  and  6,217,500  shares  issuable upon  the  exercise  of  options held by Mr. Monahan that are currently exercisable.

<FN6>   Includes 70,000 shares held directly by Mr. Weisberger  and  4,500,000  shares  issuable  upon  exercise of options  that  are  currently exercisable.

<FN7>   Includes  1,203,317,132 shares of common stock,  36,562,500  shares  issuable  upon  exercise  of options that  are  currently  exercisable, and 11,000,000 shares  issuable upon the exercise of  warrants that are currently exercisable.

<FN8>   Includes 111,559,750 shares held directly or indirectly  by  Ms. Baird.

Equity Incentive Plans

The information set forth under the caption "Securities Authorized for Issuance Under Equity Incentive Plans" under Item 5 of our Annual Report on Form 10-K is hereby incorporated by reference.

Certain Relationships and Related Transactions

On November 28, 2008, Igene commenced offerings to exchange shares of its common stock for its publicly and privately held debt. Much of Igene's indebtedness was held by current and former directors. The related party transactions in connection with the exchange offerings are described below:

As a result of this transaction, 33,185,622 shares of Igene's common stock were issued to each of Thomas Kempner and Sidney Knafel, directors of the Company, in exchange for the 5% convertible debenture in the principal amount of $381,000 and $33,820 in related interest, held by each of them.

As a result of this transaction, 152,729,546 shares of Igene's common stock were issued to each of Thomas Kempner and Sidney Knafel, directors of the Company, in exchange for the 8% convertible debenture in the principal amount of $1,107,106 and $655,170 in related interest and warrants, held by each of them.

As a result of this transaction, 279,625,624 shares of Igene's common stock was issued to Thomas Kempner and 276,004,622 shares of Igene's common stock was issued to Sidney Knafel, directors of the Company, in exchange for their 8% notes and accrued interest.

As a result of this transaction, 51,070,264 shares of Igene's common stock was issued to Thomas Kempner and 43,324,547 shares of Igene's common stock was issued to Sidney Knafel, directors of the Company, in exchange for their variable rate demand notes and accrued interest.

In order to provide the Company with working capital as the inventory received from the termination of the joint venture with Tate & Lyle PLC is sold and the receivables are collected, on December 12, 2007, the Company issued and sold an aggregate principal amount of $300,000 in 8.5% secured notes, $150,000 to each of Thomas Kempner and Sidney Knafel. These notes are secured by the accounts receivable of the Company. As of March 12, 2009 these notes have accrued $31,875 of interest, and no payments have been made.

On October 15, 2007, Mr. Monahan, the Company's Vice President, Secretary and Director of Manufacturing, was issued 1,000,000 shares of the Company's common stock, valued at $21,000, in connection with his employment with, and services to, the Company. The shares of common stock were issued pursuant to the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

In order to provide the Company with sufficient funds to settle the litigation with the holders of the convertible notes issued by the Company in 2001, on February 15, 2007, the Company issued and sold an aggregate principal amount of $762,000 in 5% convertible debentures, $381,000 to each of Thomas Kempner and Sidney Knafel, directors of the Company. These debentures are convertible into shares of the Company's common stock at $.02 per share based on the offer made to the original debenture holders as the market price of the Company's common shares as of February 2007. As reported above, these debentures in the aggregate principal amount of $762,000, and the related interest in the aggregate amount of $67,641, were converted into 66,371,244 shares of Igene's common stock in connection with the exchange offerings.

Director Independence

Since Igene is not a listed company, it has determined to apply rule 4200(a)(15) of the Nasdaq Marketplace Rules to determine independence of its directors. Based on such rule, Igene has determined that none of its directors are deemed to be independent and that, accordingly, its sole member of its audit committee, Michael G. Kimelman, is not independent.

Stockholder Proposals

Any stockholder desiring to present a proposal to the stockholders at the 2010 Annual Meeting of Stockholders and who desires that the proposal be included the Company’s proxy statement and proxy card relating to that meeting, must transmit the proposal to the Secretary of the Company so that it is received at the Company’s principal executive offices no later than 5:00 p.m. local time on March 1, 2010.  All proposals must comply with applicable SEC regulations.  It is suggested that any proposal be submitted by certified mail, return receipt requested, to our principal executive office at the following address: IGENE Biotechnology, Inc., 9110 Red Branch Road, Columbia, Maryland 21045, Attn:  Corporate Secretary.

Deliver to Stockholders Sharing Address

We are providing a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2008 simultaneously with delivery of this Information Statement. You may obtain additional copies of the information statement, Form 10-KSB and/or Form 10-Q filed with the SEC by writing to IGENE Biotechnology, Inc., 9110 Red Branch Road, Columbia, Maryland 21045, Attn:  Corporate Secretary or by calling (410) 997-2599.

We are delivering only one information statement and Form 10-K to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of this information statement, the Form 10-K to a stockholder at a shared address to which a single copy was sent. If you are a stockholder residing at a shared address and would like to request an additional copy of the information statement or Form 10-K now or with respect to future mailings, or to request to receive only one copy of the information statement or Form 10-K if you are currently receiving multiple copies, please send your request to IGENE Biotechnology, Inc., 9110 Red Branch Road, Columbia, Maryland 21045, Attn:  Corporate Secretary or call (410) 997-2599.

Other Business

At the date of this Information Statement, the only business that the board of directors intends to present or knows that others will present at the meeting is that hereinabove set forth.  If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the Directors to vote on such matter(s) in accordance with their judgment.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this information statement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement incorporates by reference the information listed below that we have previously filed with the SEC. We incorporate by reference Items 6, 7 and 8 from Part II of the Company's Annual Report on Form 10-Kfor the fiscal year ended December 31, 2008, and Items 1 and 2 from Part I of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K. You can read and obtain copies of the information incorporated into this information statement at the following SEC location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, information statements, information statements and other information about issuers, like IGENE Biotechnology, Inc., who file electronically with the SEC. The address of that web site is www.sec.gov.

Dated:_________________

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STEPHEN F. HIU
President and Chief Technical Officer